Exhibit 10(e)

                                ESCROW AGREEMENT

         ESCROW AGREEMENT ("Agreement") dated March 9, 1998 among Gator Telecom, Inc. ("Seller"), Dan Lawrence and Cindy Lawrence (collectively, the "Shareholders"), Guardian International, Inc. (the "Buyer") and Steel Hector & Davis LLP, as Escrow Agent.

                                                     RECITALS

         A. Seller, the Shareholders and Buyer have entered into an Asset Purchase Agreement (the "Asset Agreement") effective as of March 9, 1998 which provides for the purchase by Buyer of substantially all of the assets of Seller.

         B. Section 2.5 of the Asset Agreement provides that the Escrow Shares are to be held in escrow in accordance with the terms of this Agreement.

         C. Seller, the Shareholders and the Buyer desire that the Escrow Agent hold and dispose of the Escrow Shares in accordance with the terms and conditions of this Agreement, and the Escrow Agent is willing to do so.

         D. All terms not otherwise defined in this Agreement shall have the meanings given them in the Asset Agreement.

                                    AGREEMENT

         1. APPOINTMENT OF ESCROW AGENT. The Escrow Agent is hereby constituted and appointed as escrow agent, and hereby accepts its appointment and agrees to act as escrow agent pursuant to the terms and conditions of this Agreement.

         2. ESCROW DEPOSIT. Buyer hereby delivers the Escrow Shares to the Escrow Agent pursuant to Section 2.5 of the Asset Agreement. The Escrow Shares will be held by the Escrow Agent until disbursed to Seller pursuant to the terms of this Agreement. The Escrow Agent acknowledges receipt of the Escrow Shares and agrees to hold them in escrow pursuant to the terms of this Agreement.

         3. RELEASE OF ESCROW SHARES.

                  3.1. RELEASE OF ESCROW SHARES TO SELLER. Upon a determination by Seller and Buyer that Seller is entitled to receive all of the Escrow Shares pursuant to Section 2.6(a)(i) of the Asset Agreement or a portion of the Escrow Shares pursuant to Section 2.6(a)(iii) of the Asset Agreement, Buyer and Seller shall jointly submit to the Escrow Agent a notice stating the number of Escrow Shares to be released to Seller and requesting release of the Escrow Shares.


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                  3.2. RELEASE OF ESCROW SHARES TO BUYER. Upon a determination by Seller and Buyer that Buyer is entitled to receive all of the Escrow Shares pursuant to Section 2.6(a)(ii) of the Asset Agreement or a portion of the Escrow Shares pursuant to Section 2.6(a)(iii) of the Asset Agreement, Buyer and Seller shall jointly submit to the Escrow Agent a notice stating the number of Escrow Shares to be released to Seller and requesting release of the Escrow Shares.

         4. DUTIES OF ESCROW AGENT.

                  4.1. IN GENERAL. It is agreed that the duties of the Escrow Agent are only those that are specifically provided in this Agreement, and are purely ministerial in nature. The Escrow Agent shall incur no liability, except for liability arising from the Escrow Agent's willful misconduct or gross negligence, provided the Escrow Agent acts in good faith. The Escrow Agent has no responsibility in respect of the Escrow Shares deposited with it, other than to use due care in holding the Escrow Shares and faithfully to follow the instructions relating to it contained in this Agreement. The Escrow Agent may consult with counsel and shall be fully protected from liability arising from actions taken in good faith in accordance with the advice of counsel.

                  4.2. LEGAL PROCEEDINGS; INDEMNIFICATION. The Escrow Agent shall not be required to institute legal proceedings of any kind. If any action is threatened or instituted against the Escrow Agent, it may interplead the parties to this Escrow Agreement and may deposit the Escrow Shares with the court. In this event, the Escrow Agent shall be relieved of and discharged from all further obligations and liabilities under this Escrow Agreement. The parties jointly and severally agree to indemnify the Escrow Agent from and against all claims, actions, losses, liabilities, damages, deficiencies, costs and expenses (including interest, penalties and reasonable attorneys' fees and disbursements) in acting in accordance with any written instruction from them, individually or collectively.

         5. VOTING OF SHARES; DIVIDENDS. During the period in which the Escrow Shares are held in escrow under this Agreement, the Seller is entitled with respect to the Escrow Shares:

                           (a)  to vote the Escrow Shares at meetings of
shareholders of the Buyer and to execute consents in respect thereof, and to consent to, ratify or waive notice of meetings of the shareholders of the Buyer; and

                           (b)  to receive and collect or to have paid over to
it all dividends or other distributions declared or paid on the Escrow Shares, except (i) dividends or redistributions constituting stock dividends, (ii) dividends or distributions in property other than cash or stock of the Buyer, and (iii) liquidation dividends (either partial or complete) (collectively, "Excepted Dividends"). All Excepted Dividends shall be paid over and pledged and deposited with the Escrow Agent. Seller shall have all of the powers and rights to all Excepted Dividends as it has with respect of the Escrow Shares.

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         6. EXPENSES. The Escrow Agent shall be entitled to be reimbursed for all reasonable expenses, disbursements and advances, including reasonable attorneys' fees, incurred or made by the Escrow Agent in connection with the carrying out of its duties under this Agreement. The Escrow Agent's expenses, disbursements and advances shall be paid directly to the Escrow Agent and shall be borne equally by the Seller and the Buyer.

         7. COOPERATION. The parties agree to execute, acknowledge, deliver and file, or cause to be executed, acknowledged, delivered and filed, all further instruments, agreements or documents as may be necessary to consummate the transactions provided for in this Agreement and to do all further acts necessary to carry out the purpose and intent of this Agreement.

         8. WAIVER. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with the waiver or estoppel. No written waiver shall be deemed a continuing waiver unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of the term or condition for the future or as to any act other than that specifically waived. The waiver by any party of any other party's breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, and the failure of any party to exercise any right or remedy shall not operate or be construed as a waiver or bar to the exercise of such right or remedy upon the occurrence of any subsequent breach. No delay on the part of a party in exercising a right, power or privilege hereunder shall operate as a waiver thereof. No waiver on the part of a party of a right, power or privilege, or a single or partial exercise of a right, power or privilege, shall preclude further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of this Agreement are cumulative and are not exclusive of the rights or remedies that a party may otherwise have at law or in equity.

         9. GOVERNING LAW; VENUE AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without reference to conflicts of law principles. Venue and jurisdiction of all actions relating to the performance or interpretation of this Agreement may be brought only in the courts of the State of Florida located in Broward County or in the United States District Court for the Southern District of Florida. The parties consent to personal jurisdiction in the courts described in this Section for the purpose of all actions, and waive all objections to venue and the right to assert that a court chosen under this Section is improper based on the doctrine of forum non conveniens.

         10. ATTORNEYS' FEES. If litigation is brought concerning this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall upon final judgment and expiration of all appeals immediately pay upon demand all reasonable attorneys' fees and expenses of the prevailing party.

         11. NOTICES. Notices required or permitted to be given under this Agreement shall be in writing and effective upon delivery (i) in person, (ii) by facsimile with written confirmation of receipt, (iii) by certified mail, return receipt requested or (iv) by overnight courier (such as

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Federal Express) to the parties at the addresses appearing on the signature page or to another address as a party shall direct by notice to the other parties as provided in this Section.

         12. ENTIRE AGREEMENT. This Agreement and the Asset Agreement constitute the entire understanding of the parties with respect to the Escrow Shares and supersede all prior discussions, negotiations, agreements and understandings, whether oral or written, with respect to their subject matter. This Agreement may be modified only by a written instrument properly executed by all of the parties.

         13. SEVERABILITY. If any one or more of the provisions of this Agreement is held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision which comes closest to the intent of the parties.

         14. SUCCESSORS AND ASSIGNS. This Agreement shall be for the benefit of, and shall be binding upon, the parties and their respective heirs, personal representatives, executors, legal representatives, successors and permitted assigns.

         15. PAYMENT OF EXPENSES. Except as otherwise provided in this Agreement, each party shall pay its own legal fees and disbursements and other expenses incurred in connection with this Agreement.

         16. COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                  The parties have executed this Agreement effective as of the day and year first written above.

                                    GUARDIAN INTERNATIONAL, INC.

                                    By:/s/ RICHARD GINSBURG
                                       -----------------------------------------
                                       Richard Ginsburg, President and
                                       Chief Executive Officer
                                       Address:  3880 North 28th Terrace
                                                 Hollywood, FL 33020
                                                 Facsimile:  (954) 929-1822

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                                    GATOR TELECOM, INC.

                                    By:/s/ DAN LAWRENCE
                                       -----------------------------------------
                                       Dan Lawrence, President
                                       Address: 4040 West Cypress Street
                                                Tampa, FL 33607
                                                Facsimile:  (813) 870-1522

                                    Shareholders:

                                    /s/ DAN LAWRENCE
                                    --------------------------------------------
                                    Dan Lawrence
                                    Address: 4040 West Cypress Street
                                             Tampa, FL 33607
                                             Facsimile:  (813) 870-1522

                                    /s/ CINDY LAWRENCE
                                    --------------------------------------------
                                    Cindy Lawrence
                                    Address: 4040 West Cypress Street
                                             Tampa, FL 33607
                                             Facsimile:  (813) 870-1522

                                    STEEL HECTOR & DAVIS LLP

                                    By:/s/ KIM A. PRINE
                                       -----------------------------------------
                                       Kim A. Prine
                                       Address: 1900 Phillips Point West
                                                777 South Flagler Drive
                                                West Palm Beach, FL 33401
                                                Facsimile: (561) 655-1509

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